Exhibit 99.1

Dear Shareholder,

Monroe Capital Income Plus Corporation (the “Company,” “we,” “us,” or “our”) and our investment advisor, Monroe Capital BDC Advisors, LLC, and its affiliates (“Monroe”) hope that you are well. We continue to strive to provide excellent client service and deliver timely communications on a regular basis; and accordingly, would like to provide you, our valued shareholder, with an estimate of our quarterly earnings for the quarter ended September 30, 2023.

Estimates of Third Quarter 2023 Financial Results:

The following are preliminary estimates, subject to change pending the completion of our unaudited financial statements for the quarter ended September 30, 2023.

o	Estimated Q3 2023 Net Investment Income and Adjusted Net Investment Income – We anticipate that Q3 2023 Net Investment Income and Adjusted Net Investment Income will be $0.30 to $0.32 per share and $0.29 to $0.33 per share, respectively, based on the weighted average shares outstanding during Q3. See Non-GAAP Financial Measure – Adjusted Net Investment Income discussion below.

o	Estimated September 30, 2023 Net Asset Value – We anticipate the net asset value (“NAV”) per share at September 30, 2023 to be between $10.22 and $10.28 per share.

o	Q3 2023 Regular and Supplemental Dividends – The Board of Directors declared monthly all-cash dividends totaling $0.27 per share which were all paid on September 29, 2023. These dividends equated to an annualized yield of 10.6% based on a NAV per share of $10.22 at June 30, 2023. Additionally, on October 5, 2023, the Board of Directors also declared a supplemental dividend of $0.01 per share, to stockholders of record as of the close of business on October 16, 2023, payable on December 29, 2023. The aggregate Q3 2023 dividends, including the regular and supplemental dividends (which related to Q3 2023 earnings), equated to an annualized yield of 11.0% based on a NAV per share of $10.22 at June 30, 2023.

Fourth Quarter 2023 Dividends:

o	On October 5, 2023, the Board of Directors declared monthly regular all-cash dividends as follows:

Record Date	Payment Date	Amount Per Share
October 16, 2023	December 29, 2023	$0.09
November 15, 2023	December 29, 2023	0.09
December 15, 2023	December 29, 2023	0.09
Total regular dividends declared		$0.27

o	These Q4 2023 regular dividends equated to an annualized yield of 10.5% - 10.6% based on the estimated NAV per share range at September 30, 2023 of $10.22 and $10.28 per share.

We welcome any questions that you may have. Please feel free to reach out to your Monroe contact any time. You can also email us at IncomePlus@monroecap.com.

Sincerely,

Theodore Koenig

Chairman and CEO

Monroe Capital Income Plus Corporation

Non-GAAP Financial Measure – Adjusted Net Investment Income

On a supplemental basis, the Company discloses Adjusted Net Investment Income (including on a per share basis) which is a financial measure that is calculated and presented on a basis of methodology other than in accordance with generally accepted accounting principles of the United States of America (“non-GAAP”). Adjusted Net Investment Income represents net investment income, excluding the net capital gains incentive fee and income taxes. The Company uses this non-GAAP financial measure internally in analyzing financial results and believes that this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends for the Company. The management agreement with the Company’s advisor provides that a capital gains incentive fee is determined and paid annually with respect to realized capital gains (but not unrealized capital gains) to the extent such realized capital gains exceed realized and unrealized capital losses for such year. Management believes that Adjusted Net Investment Income is a useful indicator of operations exclusive of any net capital gains incentive fee as net investment income does not include gains associated with the capital gains incentive fee.

The following table provides a reconciliation from estimated net investment income (the most comparable GAAP measure) to estimated Adjusted Net Investment Income for the quarter ended September 30, 2023:

Amount Per Share (Estimated)
Net investment income	$0.30 – 0.32
Net capital gains incentive fee	(0.01) – 0.00
Income taxes, including excise taxes	0.00 – 0.01
Adjusted Net Investment Income	$0.29 - 0.33

Adjusted Net Investment Income may not be comparable to similar measures presented by other companies, as it is a non-GAAP financial measure that is not based on a comprehensive set of accounting rules or principles and therefore may be defined differently by other companies. In addition, Adjusted Net Investment Income should be considered in addition to, not as a substitute for, or superior to, financial measures determined in accordance with GAAP.

About Monroe Capital Income Plus Corporation

Monroe Capital Income Plus Corporation is an externally-managed, closed-end investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The Company is a specialty finance company that is focused on providing financing solutions primarily to lower middle-market companies in the United States and Canada. The Company is managed by Monroe Capital BDC Advisors, LLC, an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940, as amended.

About Monroe Capital LLC

Monroe Capital LLC (“Monroe”) is a premier boutique asset management firm specializing in private credit markets across various strategies, including direct lending, technology finance, venture debt, opportunistic, structured credit, real estate and equity. Since 2004, the firm has been successfully providing capital solutions to clients in the U.S. and Canada. Monroe prides itself on being a value-added and user-friendly partner to business owners, management, and both private equity and independent sponsors. Monroe’s platform offers a wide variety of investment products for both institutional and high net worth investors with a focus on generating high quality “alpha” returns irrespective of business or economic cycles. The firm is headquartered in Chicago and maintains 10 offices throughout the United States and Asia.

Monroe has been recognized by both its peers and investors with various awards including Private Debt Investor as the Lower Mid-Market Lender of the Decade, 2022 Lower Mid-Market Lender of the Year, 2022 CLO Manager of the Year, Americas; 2022 Best Performance in Private Debt – Mid Cap by Korean Economic Daily; Global M&A Network as the 2022 Small Mid-Markets Lender of the Year, Americas; Creditflux as the 2021 Best U.S. Direct Lending Fund; and Pension Bridge as the 2020 Private Credit Strategy of the Year. For more information and important disclaimers, please visit www.monroecap.com.

Important Disclosures and Forward-Looking Statements

This letter is for informational purposes only. It does not convey an offer of any type and is not intended to be, and should not be construed as, an offer to sell, or the solicitation of an offer to buy, any interest in the Company. Any such offering can be made only at the time a qualified offeree receives a confidential private placement memorandum and other operative documents which contain significant details with respect to risks.

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties, including the impact of the COVID-19 pandemic, the impact of the Russian invasion of Ukraine and related changes in base interest rates and significant market volatility on our business, our portfolio companies, our industry and the global economy. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this letter.